Exhibit 5.1

                  [Letterhead of Simpson Thacher & Bartlett]




                                                            March 9, 1998


Ingersoll-Rand Company
Ingersoll-Rand Financing I
c/o Ingersoll Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey  07675

Ladies and Gentlemen:

              We have acted as counsel to Ingersoll-Rand Company, a New

Jersey corporation (the "Company"), and Ingersoll-Rand Financing I, a

Delaware statutory business trust (the "Trust"), in connection with the

Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission")

under the Securities Act of 1933, as amended, relating to (i) common stock,

par value $2 per share (the "Common Stock"), of the Company, (ii) debentures of the Company (the "Trust Debentures") to be purchased by the Trust with the proceeds from the sale of capital securities representing undivided beneficial ownership interests in the Trust (the "Capital Securities"), (iii)

stock purchase contracts of the Company to purchase Common Stock (the "Stock

Purchase Contracts"), (iv) stock purchase units of the Company, each representing ownership of (x) a Stock Purchase Contract and (y) a beneficial interest in the Capital Securities or debt obligations of third parties,

including U.S. Treasury Securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts (the "Stock Purchase

Units"), (v) guarantees of certain payment obligations with respect to the

Capital Securities by the Company to be executed by the Company and The First

National Bank of Chicago, as guarantee trustee (the "Guarantees") and (vi) the Capital Securities of the Trust, each (i) through (vi) to be issued and sold by the Company or the Trust, as applicable, from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $600 million.

              We have examined (i) the Registration Statement, (ii) the form of Indenture to be executed by the Company and The Bank of New York, as trustee (the "Trust Debenture Indenture") and (iii) the form of Guarantee

Agreement to be executed by the Company and The First National Bank of

Chicago, as guarantee trustee (the "Guarantee Agreement").   In addition, we

have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Trust, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), including the form of prospectus included therein (as supplemented, the "Prospectus"), will have become effective under the Act, (ii) one or more prospectus supplements will have been prepared and filed with the Commission describing the Trust

Debentures, the Stock Purchase Contracts and/or the Guarantees offered thereby, (iii) all Trust Debentures, Stock Purchase Contracts and Guarantees

issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration

Statement and the appropriate prospectus supplement, and (iv) a definitive purchase, underwriting or similar agreement or stock purchase contract with respect to any Trust Debentures, Stock Purchase Contracts or Guarantees

offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                      1. With respect to the Trust Debentures to be issued under the Trust Debenture Indenture, when (i) the Trust Debenture Indenture has been duly authorized, executed and delivered by the Company to the trustee in accordance with applicable law, (ii) the Trust Debenture Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (iii) the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officer of the Company
       (such Board of Directors, committee or authorized officer being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve the issuance and terms of such Trust Debentures, the terms of the offering thereof and related matters in accordance with applicable law and (iv) such Trust Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Trust Debenture Indenture and applicable law and upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Trust Debentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                      2. With respect to the Stock Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Stock Purchase Contracts, the terms of the offering thereof and related matters in accordance with applicable law and (ii) such Stock Purchase Contracts have been duly executed, issued and delivered in accordance with applicable law and upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                      3. With respect to the Guarantees, when (i) the Guarantee Agreement has been duly authorized, executed and delivered by the Company to the guarantee trustee in accordance with applicable law, (ii) the Guarantee Agreement has been duly qualified under the Trust Indenture Act in accordance with applicable law, (iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters in accordance with applicable law and (iv) such

       Guarantees have been duly executed, issued and delivered in accordance with applicable law and in accordance with the provisions of the Guarantee Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

              Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally,

general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York and the federal law of the United States.

              We hereby consent to the filing of this opinion of counsel as

Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the

Registration Statement.

                                           Very truly yours,


                                           /s/ Simpson Thacher & Bartlett


                                           SIMPSON THACHER & BARTLETT